EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-110942) of Salix Pharmaceuticals, Ltd.,

(2)	Registration Statement (Form S-8 No. 333-126685) pertaining to the InKine Pharmaceutical Company, Inc. 1993 Stock Option Plan, the InKine Pharmaceutical Company, Inc. 1997 Consultant Stock Option Plan, the InKine Pharmaceutical Company, Inc. 1999 Equity Compensation Plan, and the InKine Pharmaceutical Company, Inc. 2004 Equity Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-126290) pertaining to the 2005 Stock Plan of Salix Pharmaceuticals, Ltd., and

(4)	Registration Statements (Form S-8 Nos. 333-116675, 333-96771, 333-63604, 333-61497, and 333-47586) pertaining to the 1996 Stock Option Plan, as amended;

of our reports dated March 9, 2007, with respect to the consolidated financial statements and schedule of Salix Pharmaceuticals, Ltd., Salix Pharmaceuticals, Ltd. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Salix Pharmaceuticals, Ltd., included in this Annual Report (Form 10-K) of Salix Pharmaceuticals, Ltd.

Raleigh, North Carolina
March 9, 2007